Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-157049, 333-157049-01 to 333-157049-02

ENERGY FUTURE HOLDINGS CORP.

SUPPLEMENT NO. 11 TO

MARKET MAKING PROSPECTUS DATED

APRIL 16, 2009

THE DATE OF THIS SUPPLEMENT IS DECEMBER 28, 2009

On December 28, 2009, Energy Future Holdings Corp. filed the attached Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 22, 2009

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	333-153529-02	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously disclosed, Oak Grove Management Company LLC, an affiliate of Energy Future Holdings Corp. (“EFH”) and Energy Future Competitive Holdings Company, is developing a two-unit lignite-fueled generation facility at a site in Robertson County, Texas. Fluor Enterprises, Inc. (“Fluor”) is constructing the facility pursuant to an engineering, procurement and construction agreement (“EPC Agreement”). On December 22, 2009, the first Oak Grove unit achieved “substantial completion” (as defined in the EPC Agreement).

The EPC Agreement was filed with the Securities and Exchange Commission by EFH on Form 10-Q on August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/S/ ANTHONY R. HORTON
Name:	Anthony R. Horton
Title:	Senior Vice President, Treasurer and Assistant Secretary

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/S/ ANTHONY R. HORTON
Name:	Anthony R. Horton
Title:	Senior Vice President, Treasurer and Assistant Secretary

Dated: December 28, 2009

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